Exhibit 10.1

RIVERBED TECHNOLOGY, INC.

2009 INDUCEMENT EQUITY INCENTIVE PLAN

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TABLE OF CONTENTS

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RIVERBED TECHNOLOGY, INC.

2009 INDUCEMENT EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose potential contributions are important to promote the long-term success of the Company and the creation of stockholder value. The Plan seeks to achieve this purpose by providing for Awards in the form of Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights. The Plan is intended to comply with NASDAQ Rule 4350(i)(1)(A)(iv), which governs granting certain equity awards as a material inducement to an individual’s entering into employment with the Company.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a) Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c) Any other requirements imposed by applicable law, regulations or rules.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan, and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed 1,500,000 Common Shares. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 11.

3.2 Shares Returned to Reserve. If Options, SARs or RSUs under this Plan are forfeited or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options, SARs or RSUs shall again become available for issuance under this Plan. If Restricted Shares or Common Shares issued upon the exercise of Options under this Plan are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under this Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If RSUs are settled, then only the number of Common Shares (if any) actually issued in settlement of such RSUs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.

ARTICLE 4. ELIGIBILITY.

4.1 Award Grants. Employees shall be eligible for the grant of Options, Restricted Shares, RSUs, or SARs, so long as the following requirements are met: (a) the Employee was not previously an Employee or Director, or the Employee is returning to the employment of the Company following a bona-fide period of non-employment; and (b) the grant of an Award under the Plan is a material inducement to the Employee’s decision to enter into the employment of the Company.

ARTICLE 5. OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. Each Option granted hereunder shall be a NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.6 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2 Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date the new Common Shares are purchased under the Plan.

6.3 Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant

7.4 Exercisability and Term. Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company consideration in the form of (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. Each SAR Agreement shall specify the amount and/or Fair Market Value of the consideration that the Optionee will receive upon exercising the SAR; provided that the aggregate consideration shall not exceed the amount by which the Fair Market Value (on the date of exercise) of the Common Shares subject to the SAR exceeds the Exercise Price of the SAR. If, on the date an SAR expires, the Exercise Price of the SAR is less than the Fair Market Value of the Common Shares subject to the SAR on such date but any portion of the SAR has not been exercised, then the SAR shall automatically be deemed to be exercised as of such date with respect to such portion. An SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

7.6 Modification of SARs. Within the limitations of the Plan, NASDAQ rules and applicable laws, the Committee may modify outstanding SARs. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE 8. RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. If the Participant is an executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. RESTRICTED STOCK UNITS.

9.1 Restricted Stock Unit Agreement. Each grant of RSUs under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company. Such RSUs shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various RSUs entered into under the Plan need not be identical.

9.2 Payment for Awards. To the extent that an Award is granted in the form of RSUs, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of RSUs may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. Acceleration of vesting may be required under Section 11.3.

9.4 Voting and Dividend Rights. The holders of RSUs shall have no voting rights. Prior to settlement or forfeiture, any RSU awarded under the Plan may, at the Committee’s discretion when granting the RSU carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the RSU is outstanding. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested RSUs may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of RSUs eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting RSUs into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Until an Award of RSUs is settled, the number of such RSUs shall be subject to adjustment pursuant to Article 11.

9.6 Death of Recipient. Any RSU Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a RSU Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any RSU Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7 Creditors’ Rights. A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 10. CHANGE IN CONTROL

10.1 Effect of Change in Control. In the event of any Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Award shall not so accelerate if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof). The determination of Award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

10.2 Acceleration. The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s Service following a Change in Control.

ARTICLE 11. PROTECTION AGAINST DILUTION.

11.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and RSUs available for future Awards under Article 3;

(b) The number of Common Shares covered by each outstanding Option and SAR;

(c) The Exercise Price under each outstanding Option and SAR; or

(d) The number of RSUs included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and RSUs shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3 Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code.

(c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code.

(d) Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation, and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding RSUs and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such RSUs (whether or not such RSUs are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with, a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such RSUs would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such RSUs would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 12. LIMITATION ON RIGHTS.

12.1 Transferability of Awards. Unless determined otherwise by the Committee, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate; provided, however, that in no event may an Award be transferred to a third party for value.

12.2 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Director. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

12.3 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.4 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13. WITHHOLDING TAXES.

13.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld. Such Common Shares shall be valued at their Fair Market Value on the date they are withheld or surrendered.

ARTICLE 14. FUTURE OF THE PLAN.

14.1 Term of the Plan. The Plan, as set forth herein, shall become effective upon its adoption by the Board. The Plan shall remain in effect until the earlier of (a) the date the Plan is terminated under Section 14.2 or (b) the 10th anniversary of the date the Board adopted the Plan.

14.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof that is adverse to a Participant, shall not affect any Award previously granted under the Plan without the Participant’s consent.

ARTICLE 15. DEFINITIONS.

15.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2 “Award” means any award of an Option, an SAR, a Restricted Share or a RSU under the Plan.

15.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

15.4 “Change to Control” means:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.5 “Code” means the Internal Revenue Code of 1986, as amended.

15.6 “Committee” means a committee of the Board, as described in Article 2.

15.7 “Common Share” means one share of the common stock of the Company.

15.8 “Company” means Riverbed Technology, Inc., a Delaware corporation.

15.9 “Director” means a member of the Board.

15.10 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

15.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.12 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

15.13 “Fair Market Value” means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

15.14 “Nonqualified Stock Option” or “NSO” means a stock option not described in sections 422 or 423 of the Code.

15.15 “Option” means a NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.16 “Optionee” means an individual or estate who holds an Option or SAR.

15.17 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.18 “Participant” means an individual or estate who holds an Award.

15.19 “Plan” means this Riverbed Technology, Inc. 2009 Inducement Equity Incentive Plan, as amended from time to time.

15.20 “Restricted Share” means a Common Share awarded under the Plan.

15.21 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.22 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

15.23 “Restricted Stock Unit Agreement” means the agreement between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

15.24 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that is designated as a Stock Appreciation Right.

15.25 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

15.26 “Service” means service as an Employee.

15.27 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.28 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other titan the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

RIVERBED TECHNOLOGY, INC. 2009 INDUCEMENT EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

You have been granted the following restricted Stock Unit (“RSU”) award covering shares of the common stock of Riverbed Technology, Inc. (the “Company”). Each RSU is equivalent to one share of common stock of the Company (a “Share”) for purposes of determining the number of Shares subject to this award. None of the RSUs will be issued (nor will you have the rights of a stockholder with respect to the underlying shares) until the vesting conditions described below are satisfied. Additional terms of this grant are as follows:

Name of Participant:	«Name»

Participant I.D.:	«Employee_Identifier»

Total Number of RSUs:	«Shares»

Date of Grant:	«Award_Date»

Grant #:	«Award_Number»

Vesting Schedule: The Shares subject to the RSU award shall vest in accordance with the following table:

Vesting Date(s)	Number of RSUs Vesting on Such Vesting Date(s)

You and the Company agree that this award is granted under, and governed by the terms and conditions of, the 2009 Inducement Equity Incentive Plan (the “Plan”) and the Stock Unit Agreement (“Agreement”), both of which are attached to and made a part of this document.

You further agree that the Company may deliver by e-mail all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

PARTICIPANT:	RIVERBED TECHNOLOGY, INC.

By:
Title:

RIVERBED TECHNOLOGY, INC. 2009 INDUCEMENT EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Grant	The Company hereby grants you an award of restricted Stock Units (“RSUs”), as set forth in the Notice of Stock Unit Grant (the “Notice of Grant”) and subject to the terms and conditions in this Agreement and the Company’s 2009 Inducement Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. When the RSUs are settled, par value will be deemed paid by you based on your future services to the Company.

Company’s Obligation

Each RSU represents the right to receive a share of the Company’s common stock (a “Share”) on the vesting date. Unless and until the RSUs vest in the manner set forth below, you will have no right to receive Shares under such RSUs. Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Settlement of any vested RSUs shall be made in whole Shares only, subject to your satisfying any applicable tax withholding obligations as set forth below.

Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with the termination of your Service (provided that such termination is a “separation from service” within the meaning of Code Section 409A and the regulations and any guidance promulgated thereunder (“Section 409A”), as determined by the Company), other than due to death, and if (x) you are a “specified employee” within the meaning of Section 409A at the time of such termination, and (y) the payment of such accelerated RSUs will result in the imposition of additional tax under Section 409A if paid to you on or within the six (6) month period following your termination, then the payment of such accelerated RSUs will not be made until the date six (6) months and one (1) day following the date of your termination of Service, unless you die following your termination, in which case, the RSUs will be paid in Shares to your estate as soon as practicable following your death. It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the RSUs provided under this Agreement or Shares issuable hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

Vesting

Subject to the next paragraph (Forfeiture upon Termination of Service), the RSUs awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

The RSUs awarded by this Agreement will become fully vested if not assumed or substituted for with a comparable award, as provided in Section 10.1 of the Plan, or if Section 11.3(d) of the Plan applies. In addition, the RSUs awarded by this Agreement will become fully vested if the Company is subject to a Change in Control before your Service terminates and you are subject to an Involuntary Termination within 12 months after that Change in Control.

For purposes of this Agreement, “Cause” means (a) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, (b) your material failure to comply with the Company’s written policies or rules, (c) your conviction of, or pleas of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof or (d) your gross misconduct.

For purposes of this Agreement, “Involuntary Termination” means the termination of your Service by reason of (a) your involuntary discharge by the Company (or the Parent, Subsidiary or Affiliate employing you) for reasons other than Cause or (b) your voluntary resignation following (i) a change in your position that materially reduces your level of responsibility or the nature of your functions, (ii) a reduction in your compensation or (iii) receipt of notice that your principal workplace will be relocated more than 50 miles.

Forfeiture upon Termination of Service	Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if your Service terminates for any or no reason prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Company. The Company determines when your Service terminates for this purpose. For purposes of this RSU, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. But your Service terminates when the approved leave ends, unless you return to active work within the time permitted by applicable law or the terms of the approved leave.

Payment after Vesting	Any RSUs that vest hereunder will be delivered to you (or in the event of your death, to your estate) in Shares.

Tax Withholding	Notwithstanding any contrary provision of this Agreement and the Notice of Grant, no Shares shall be distributed to you unless and until you have made, in the Company’s judgment, satisfactory arrangements with respect to the payment of income, employment and any other taxes which the Company determines must be withheld with respect to such Shares. The Company, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit you to satisfy such tax withholding obligation, in whole or in part by one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (c) delivering to the Company already vested and owned Shares having a value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to you through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to you. If you fail to make satisfactory arrangements for the payment of any required tax withholding obligations with respect to RSUs that are vesting, the Committee, in its sole discretion, may require you to permanently forfeit such RSUs and any right to receive Shares thereunder and the RSUs will be returned to the Company at no cost.

Payments after Death	Any distribution or delivery to be made to you under this Agreement will, if you are then deceased, be made to the administrator or executor of your estate. Any such administrator or executor must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

Stockholder Rights	Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (or electronic equivalents) have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you or your broker.

No Effect on Employment	Your RSU or this Agreement does not give you the right to be retained by the Company or a Subsidiary in any capacity. Your employment with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of your employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing you (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of your employment at any time for any reason whatsoever, with or without good cause or notice.

Notices	Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at 199 Fremont Street, San Francisco, California 94105, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing or electronically.

Grant is Not Transferable

Except to the limited extent provided in this paragraph, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void. You may, however, dispose of this award in your will or through a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in the RSUs awarded to you under this Agreement in any way.

Binding Agreement	Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Additional Conditions to Issuance of Stock	If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to you (or your estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.

Resale Restrictions	You agree not to sell any RSU Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of unvested RSUs awarded to you under this Agreement will be adjusted in accordance with the Plan.

Governing Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware, without regard to its choice-of-law provisions.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

This Agreement, the Notice of Grant and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

Committee’s Authority	The Committee will have the power to interpret the Plan, the Notice of Grant and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon you, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Notice of Grant or this Agreement.

Agreement Severable	In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on the remaining provisions of this Agreement.

BY SIGNING THE NOTICE OF GRANT, YOU AGREE TO ALL OF THE TERMS AND

CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

RIVERBED TECHNOLOGY, INC. 2009 INDUCEMENT EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase shares of the Common Stock of Riverbed Technology, Inc. (the “Company”):

Name of Optionee:	<<Name>>

Total Number of Shares:	<<TotalShares>>

Type of Option:	<<NSO>> Nonstatutory Stock Option

Exercise Price Per Share:	$<<PricePerShare>>

Date of Grant:	<<DateGrant>>

Vesting Commencement Date:	<<VestDay>>

Vesting Schedule:	This option becomes exercisable with respect to the first 25% of the Shares subject to this option when you complete 12 months of continuous Service from the Vesting Commencement Date. Thereafter, this option becomes exercisable with respect to an additional 1/48th of the Shares subject to this option when you complete each month of Service.

Expiration Date:	<<ExpDate>>. This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

You and the Company agree that this option is granted under and governed by the terms and conditions of the 2009 Inducement Equity Incentive Plan (the “Plan”) and of the Stock Option Agreement, which is attached to and made a part of this document.

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify you by email.

OPTIONEE:	RIVERBED TECHNOLOGY, INC.

By:
Title:

RIVERBED TECHNOLOGY, INC. 2009 INDUCEMENT EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Tax Treatment	This option is a nonstatutory stock option.

Vesting	This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.

This option will become exercisable in full if not assumed or a new option substituted, as provided in Section 10.1 of the Plan, or if Section 11.3(d) of the Plan applies. In addition, this option will become exercisable in full if the Company is subject to a Change in Control before your Service terminates and you are subject to an Involuntary Termination within 12 months after that Change in Control.

This option will in no event become exercisable for additional shares after your Service has terminated for any reason.

For purposes of this Agreement, “Cause” means (a) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, (b) your material failure to comply with the Company’s written policies or rules, (c) your conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof or (d) your gross misconduct.

For purposes of this Agreement, “Involuntary Termination” means the termination of your Service by reason of (a) your involuntary discharge by the Company (or the Parent, Subsidiary or Affiliate employing you) for reasons other than Cause or (b) your voluntary resignation following (i) a change in your position that materially reduces your level of responsibility or the nature of your functions, (ii) a reduction in your compensation or (iii) receipt of notice that your principal workplace will be relocated more than 50 miles.

Term	This option expires in any event at the close of business at Company headquarters on the day before the seventh anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your Service terminates, as described below.)

Regular Termination	If your Service terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your Service terminates for this purpose.

Death	If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability	If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time Work	For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise	When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Company receives it.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

• Your personal check, a cashier’s check or a money order.

•        Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you.

•        Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Withholding Taxes and Stock Withholding	You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. With the Company’s consent, these arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale	You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option	Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Retention Rights	Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. Capitalized terms not otherwise defined in this Agreement shall be defined as set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND

CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.